 EXHIBIT 10.2 FAHNESTOCK VINER HOLDINGS INC. FORM 8-K DATED JANUARY 17, 2003 PROMISSORY NOTE

AMENDED AND RESTATED PROMISSORY NOTE

$65,051,153.03 January 15, 2003

(to be adjusted pursuant to Section 3.04 hereof) New York, New York

FOR VALUE RECEIVED, VINER FINANCE INC., a corporation organized under the laws of the State of Delaware (the "Maker"), hereby unconditionally promises to pay to the order of CIBC WORLD MARKETS CORP. (the "Payee"), at its principal office in New York City at 245 Park Avenue, New York, New York 10017, the principal sum of SIXTY-FIVE MILLION FIFTY-ONE THOUSAND ONE HUNDRED FIFTY-THREE DOLLARS AND THREE CENTS (to be adjusted pursuant to Section 3.04 hereof) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts hereinafter provided, and, to the extent hereinafter provided, to pay interest on the unpaid principal amount hereof, at such office, in like money and funds at the rate per annum and on the dates hereinafter provided. This amended and restated promissory note (this "Promissory Note"), hereby amends and restates in its entirety that certain promissory note from the Maker to the Payee dated as of January 2, 2003, for the principal amount of sixty-five million nine hundred eighty thousand three hundred sixty-nine dollars and no cents.

Section 1. Definitions. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1 or in other provisions of this Promissory Note in the singular to have the same meanings when used in the plural and vice versa):

"Acceleration Amount" shall mean, with respect to any Broker Event, any amount of the related Broker Note the maturity of which was accelerated that is not paid by the maker of such Broker Note.

"Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of December 9, 2002, among Fahnestock Viner Holdings Inc., the Maker, the Payee and Canadian Imperial Bank of Commerce (as such Asset Purchase Agreement shall be amended, modified and supplemented and in effect from time to time).

"Assignment Agreement" shall mean the Assignment and Assumption Agreement, dated as of January 2, 2003, between the Payee and the Maker, in the form of Exhibit B hereto (as said Assignment Agreement shall be amended, modified and supplemented and in effect from time to time).

"Broker Amount" shall mean, with respect to any Broker Event, the aggregate outstanding principal amount of all Broker Notes with respect to which such Broker Event shall have occurred, together with all accrued but unpaid interest thereon.

"Broker Event" shall mean, with respect to any Broker Note, the acceleration of the maturity of such Broker Note (whether by reason of the death of the maker of such Broker Note, the occurrence of an Insolvency Event with respect to the maker of such Broker Note, the maker of such Broker Note no longer being employed by the Maker or any of its affiliates, or otherwise).

"Broker Notes" shall have the meaning given to that term in the Assignment Agreement.

"Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City.

"Default" shall mean any Event of Default and any event which, with notice or lapse of time or both, would become an Event of Default.

"Dollars" and "$" shall mean lawful money of the United States of America.

"Event of Default" shall have the meaning given to that term in Section 6 hereof.

"Forgiveness Event" shall mean, with respect to any Broker Note, any principal of such Broker Note being forgiven (the amount so forgiven, the "Forgiveness Amount" with respect to such Forgiveness Event).

"Insolvency Event" shall mean, with respect to the maker of any Broker Note, (a) such maker shall admit in writing his or her inability to, or be generally unable to, pay his or her debts as such debts become due, or (b) such maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator of his or herself or of all or a substantial part of his or her property, (ii) make a general assignment for the benefit of his or her creditors, (iii) commence a voluntary case under the United States Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, or composition or readjustment of debts, or (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against him or her in an involuntary case under the United States Bankruptcy Code, or (c) a proceeding or case shall be commenced, without the application or consent of such maker in any court of competent jurisdiction, seeking (i) the composition or readjustment of his or her debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of such maker or of all or any substantial part of his or her property, or (iii) similar relief in respect of such maker under any law relating to bankruptcy, insolvency, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against such maker shall be entered in an involuntary case under the United States Bankruptcy Code.

"Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property.

"Loan Agreement" shall mean the Credit Agreement dated as of December 9, 2002, between Canadian Imperial Bank of Commerce and Fahnestock Viner Holdings Inc., providing for loans to be made by Canadian Imperial Bank of Commerce to Fahnestock Viner Holdings Inc. in an aggregate principal amount not to exceed $50,000,000 (as said Loan Agreement shall be amended, modified and supplemented and in effect from time to time).

"Payment Event" shall mean, with respect to any Broker Note, any principal of or interest on such Broker Note being due and payable thereunder (the "Payment Amount" for such a Payment Event shall be the amount so due and payable, other than any Acceleration Amount with respect to such Broker Note), except to the extent that such principal of or interest became due and payable as a result of a Broker Event with respect to such Broker Note. A "Payment Event" shall occur on the first day that any such principal became due and payable (whether or not the maker of such Broker Note makes any such payment).

"Permitted Transfer" shall mean a transfer of the Broker Notes by the Maker to U.S. OpCo if such a transfer is required to be made by the Securities and Exchange Commission.

"Person" shall mean any individual, corporation, company, limited liability company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

"Principal Office" shall mean the principal office the Payee in New York City, located on the date hereof at 245 Park Avenue, New York, New York 10017.

"Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, person or mixed, and whether tangible or intangible.

"Taxes" shall mean all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any jurisdiction or any political subdivision or taxing authority of or in or any jurisdiction on or in respect of this Promissory Note, the recording, registration, notarization or other formalization hereof, the enforcement hereof or the introduction hereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect hereof.

"Transaction Documents" shall mean this Promissory Note and the Assignment Agreement.

"Transaction Party" shall mean the Maker and each other affiliate of the Maker that is a party to any Transaction Document.

"U.S. OpCo" shall mean Fahnestock & Co. Inc., a New York corporation.

Section 2. Payments of Principal and Interest.

2.01 Repayment of Principal. The Maker hereby promises to pay to the Payee the principal amount and interest of this Promissory Note as follows:

(a) No later than the fifth Business Day following each day that a Forgiveness Event shall occur with respect to any Broker Note, the Maker shall make a principal or interest payment, as applicable, in an amount equal to the Forgiveness Amount with respect thereto.

(b) No later than the fifth Business Day following each day that a Payment Event shall occur (unless such Payment Event is also a Broker Event, in which case Section 2.01(c) hereof shall apply), the Maker shall make a principal or interest payment, as applicable, in an amount equal to the Payment Amount with respect thereto.

(c) No later than the fifth Business Day following each day that a Broker Event shall occur with respect to any Broker Note, the Maker shall make a principal or interest payment, as applicable, in an amount equal to the Broker Amount with respect thereto, provided that, if there is an Acceleration Amount with respect to such Broker Note, the Maker shall make a principal payment in an amount equal to the Acceleration Amount with respect thereto in monthly installments as follows:

(i) the final installment of such Acceleration Amount shall be due and payable on the last Business Day of the month in which occurs the date five years after the date on which such Broker Note was originally made (the "Maturity Date" for such Acceleration Amount),

(ii) there shall be an installment (the "Monthly Installments" for such Broker Event) payable on the last Business Day of each month, the first such installment being payable on the first such Business Day after the occurrence of such Broker Event and the last installment being payable on the Maturity Date for such Acceleration Amount, and

(iii) the amount of each Monthly Installment shall be equal to the Acceleration Amount divided by the number of Monthly Installments for such Broker Event.

2.02 Interest. The Maker hereby promises to pay to the Payee interest on any principal of or interest on this Promissory Note which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full at a rate per annum equal to the sum of (a) the Broker Call Rate as announced from time to time in the Wall Street Journal and (b) 2%. Accrued interest on this Promissory Note shall be payable on demand.

2.03 Voluntary Prepayments. The Maker shall have the right to prepay the principal of this Promissory Note at any time or from time to time, provided that (a) the Maker shall give the Payee at least one Business Day’s notice thereof, and (b) any partial prepayment shall be in an amount at least equal to $1,000,000.

2.04 Obligations Unconditional. The obligations of the Maker under Section 2.01 hereof are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of any maker under any Broker Note, and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of any such maker. Without limiting the generality of the foregoing, the Maker agrees that the occurrence of any one or more of the following shall not alter the liability of the Maker hereunder: (a) the death of any maker of any Broker Note, (b) the occurrence of an Insolvency Event with respect to any maker of any Broker Note, and (c) any default by any maker of any Broker Note of his or her obligations under such Broker Note.

Section 3. Payments; Computations; Etc.

3.01 Payments. All payments of principal, interest and other amounts to be made by the Maker under this Promissory Note shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Payee at the Principal Office, not later than 1:00 p.m. (New York City time) on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

3.02 Taxes. All payments on account of the principal of and interest on this Promissory Note, and all other amounts payable hereunder by the Maker to or for the account of the Payee shall be made free and clear of and without reduction or liability for Taxes unless otherwise required by applicable law.

3.03 Computations. Interest on this Promissory Note shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

3.04 Adjustment of Principal Amount. If any Broker Loans shall be assigned to the Maker after the date hereof, the principal sum of this Promissory Note shall immediately and automatically, without any further action on the part of either of the Maker or the Payee, be increased in accordance with the terms of Section 6.21(b) of the Asset Purchase Agreement. The Maker shall promptly amend and restate this Promissory Note following any such Broker Loan assignment to reflect the adjusted principal amount. The Maker shall then exchange the amended and restated Promissory Note for this Promissory Note.

Section 4. Representations. The Maker represents and warrants to the Payee that:

4.01 Corporate Existence. The Maker is a corporation duly organized and validly existing under the laws of the State of Delaware.

4.02 No Breach. None of the execution and delivery of this Promissory Note and the other Transaction Documents, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the certificate of incorporation or by-laws of any Transaction Party, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which any Transaction Party is a party or by which it or any of its property is bound or to which it is subject, or result in the creation or imposition of any Lien upon any property of any Transaction Party pursuant to the terms of any such agreement or instrument.

4.03 Action. Each Transaction Party has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under such of this Promissory Note and the other Transaction Documents to which it is a party; the execution, delivery and performance by each Transaction Party of such of this Promissory Note and the other Transaction Documents to which it is a party have been duly authorized by all necessary action on its part (including, without limitation, any required shareholder approvals); and this Promissory Note and each other Transaction Document has been duly and validly executed and delivered by each Transaction Party that is a party thereto and constitutes its legal, valid and binding obligation, enforceable against the Maker in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.04 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by any Transaction Party of such of this Promissory Note and the other Transaction Documents to which it is a party or for the legality, validity or enforceability hereof or thereof.

4.05 Title to Broker Notes. The Maker owns all of the Assigned Interests (as that term is defined in the Assignment Agreement), and each of the Broker Notes is free and clear of all Liens.

Section 5. Covenants. The Maker covenants and agrees that, so long as any principal of this Promissory Note is outstanding and until payment in full of all amounts payable by the Maker hereunder:

5.01 Information. The Maker shall deliver to the Payee:

(a) promptly, and in no event later than three Business Days after the end of each month, a certificate of a senior financial officer of the Maker in substantially the form of Exhibit A hereto with respect to such month;

(b) promptly after the Maker knows that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Maker has taken or proposes to take with respect thereto; and

(c) from time to time, such other information regarding the financial condition, operations or business of the Maker, as the Payee may reasonably request.

5.02 Litigation. The Maker will promptly give to the Payee notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, to the extent that the same is reasonably likely to affect the Maker’s ability to perform its obligations under this Promissory Note.

5.03 Inspection The Maker will (and, after any Permitted Transfer, will cause U.S. OpCo to):

(a) keep adequate records and books of account with respect to the Broker Notes, including records with respect to all Broker Events (and the related Broker Amounts and the related Acceleration Amounts), all Forgiveness Events (and the related Forgiveness Amounts), and all Payment Events (and the related Payment Amounts); and

(b) permit representatives of the Payee, during normal business hours (but subject to prior notice), to examine, copy and make extracts from its books and records relating to the Broker Notes.

5.04 Transfers of Broker Notes. The Maker will not (and, after any Permitted Transfer, will not permit U.S. OpCo to), either directly or indirectly, convey, sell, transfer, assign or otherwise dispose of any of the Broker Notes or any interest therein, except for a Permitted Transfer and for transfers to affiliates of the Maker so long as (a) the Payee is given at least 30 days notice thereof and (b) after giving effect to such transfer no Default would be continuing.

5.05 Liens on Broker Notes. The Maker will not (and, after any Permitted Transfer, will not permit U.S. OpCo to) create, incur, assume or suffer to exist any Lien upon any of the Broker Notes.

5.06 Holding Company. The Maker will not at any time incur any indebtedness (other than hereunder or under the Loan Agreement), own any property other than the shares of capital stock of U.S. OpCo and the Broker Notes or conduct any business other than the business of holding the shares of capital stock of U.S. OpCo and performing its obligations hereunder and under the Loan Agreement.

5.07 Amendments to Broker Notes. The Maker will not (and, after any Permitted Transfer, will not permit U.S. OpCo to) agree or consent to any material amendment or supplement to, or other modification of, any of the Broker Notes, if the same (a) modifies any of the payment terms thereof or (b) is reasonably likely to materially aversely affect the Maker’s rights and remedies thereunder.

Section 6. Events of Default. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

(a) The Maker shall default in the payment when due of any principal of or interest on this Promissory Note; or

(b) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto), or in any other Transaction Document, by the Maker, or any certificate furnished to the Payee pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

(c) The Maker shall default in the performance of any of its obligations under Section 5 hereof, or the Maker shall default in the performance of any of its obligations under any of the other Transaction Documents; or

(d) The Maker or U.S. OpCo shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(e) The Maker or U.S. OpCo shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the United States Bankruptcy Code or (vi) take any action for the purpose of effecting any of the foregoing; or

(f) A proceeding or case shall be commenced, without the application or consent of the Maker or U.S. OpCo in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of either of the Maker or U.S. OpCo or of all or any substantial part of its property, or (iii) similar relief in respect of the Maker or U.S. OpCo under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Maker or U.S. OpCo shall be entered in an involuntary case under the United States Bankruptcy Code; or

(g) The Maker shall default in the payment when due of any principal or interest on any of its indebtedness aggregating $1,000,000 or more; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such indebtedness shall occur if the effect of such event is to cause, or (with the giving or any notice or the lapse of time or both) to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

(h) A final judgment or judgments for the payment of money in an aggregate amount exceeding $1,000,000 shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Maker and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Maker (as the case may be) shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i) Any "Event of Default" under the Loan Agreement;

THEREUPON, (x) if such Event of Default (other than an Event of Default of the type described in clause (e) or (f) above with respect to the Maker) shall have continued unremedied for at least 90 days (or such longer period as the Payee may agree to) the Payee may, by notice to the Maker, declare the principal amount then outstanding of, and the accrued interest on, this Promissory Note and all other amounts payable by the Maker hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Maker; or (y) in the case of an Event of Default of the type described in clause (e) or (f) above with respect to the Maker, the principal amount then outstanding of, and the accrued interest on, this Promissory Note and all other amounts payable by the Maker hereunder shall automatically be and become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Maker.

Section 7. Miscellaneous.

7.01 Waiver. No failure on the part of the Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Promissory Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

7.02 Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Promissory Note) shall be given or made in writing (including, without limitation, by telex or telecopy). Except as otherwise provided in this Promissory Note, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier (with confirmation received) or personally delivered or, in the case of a mailed notice, upon receipt.

7.03 Expenses, Etc. The Maker agrees to pay or reimburse the Payee for: (a) all reasonable out-of-pocket costs and expenses of the Payee in connection with the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Promissory Note (whether or not consummated); (b) all reasonable out-of-pocket costs and expenses of the Payee (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom, including, without limitation, all manner of participation in or other involvement with (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings and (y) judicial or regulatory proceedings and (ii) the enforcement of this Section 7.03; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Promissory Note or any other document referred to herein.

7.04 Amendments, Etc. No provision of this Promissory Note may be modified or supplemented except by an instrument in writing signed by the Maker and the Payee.

7.05 Successors and Assigns. This Promissory Note shall be binding upon the Maker and its successors and assigns.

7.06 Assignments and Participations.

(a) The Maker may not assign any of its rights or obligations hereunder without the prior consent of the Payee (which consent shall not be unreasonably withheld provided such assignee assumes in writing all of the Maker’s obligations under this Promissory Note and no Default is continuing at the time of such assignment).

(b) The Payee may assign all or any portion of this Promissory Note without the prior consent of the Maker, but subject to any applicable regulatory approvals (including, without limitation, any required under the rules and regulations of the New York Stock Exchange, Inc.).

(c) In addition to the assignments permitted under the foregoing provisions of this Section 7.06, the Payee may (without notice to the Maker) assign all or any portion of its rights under this Promissory Note to an affiliate.

7.07 Survival. The obligations of the Maker under Section 7.03 hereof shall survive the repayment of this Promissory Note.

7.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Promissory Note.

7.09 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to the principles of conflicts of laws thereof.

7.10 Jurisdiction; Service of Process; Venue.

(a) The Maker hereby agrees that any suit, action or proceeding with respect to this Promissory Note or any judgment entered by any court in respect hereof may be brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and the Maker hereby irrevocably submits to the jurisdiction of such courts for the purpose of any suit, action, proceeding or judgment.

(b) Nothing herein shall in any way be deemed to limit the ability of the Payee to serve any such writs, process or summonses in any other manner permitted by applicable law, or to obtain jurisdiction over the Maker in such other jurisdictions, and in such manner, as may be permitted by applicable law.

(c) The Maker hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Promissory Note brought in the Supreme Court of the State of New York, County of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

7.11 Waiver of Jury Trial. THE MAKER AND EACH HOLDER OF THIS PROMISSORY NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS PROMISSORY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Maker has caused this Promissory Note to be duly executed and delivered on the day and year first above written.

VINER FINANCE INC.

By: _/s/ A.G. Lowenthal_______

Name: A.G. Lowenthal
Title: CEO & Chairman of the Board

Address for Notices:

125 Broad Street, 16th Floor
New York, NY 10004
Attention: Albert Lowenthal
Telecopier: 212-943-8728

ACKNOWLEDGED AND AGREED BY:

CIBC WORLD MARKETS CORP.

By: /s/ Antonio Molestino____

Name: Antonio Molestino

Title: Managing Director

EXHIBIT A

[Form of Monthly Certificate]

BROKER NOTES CERTIFICATE

Monthly Period Ended _______ __, 20__

Reference is made to the Promissory Note dated January 15, 2003 (the "Promissory Note") made by Viner Finance Inc. to the order of CIBC World Markets Corp. Terms defined in the Promissory Note are used herein as defined therein.

Pursuant to Section 5.01(a) of the Promissory Note, the undersigned, the [title] of the Maker, hereby certifies that, to the best of [his/her] knowledge:

Forgiveness Events

The aggregate Forgiveness Amount with respect to all Forgiveness Events that occurred during the monthly period covered by this Broker Notes Certificate is $__________.

Schedule I to this Broker Notes Certificate is a true and correct list of all Broker Notes with respect to which Forgiveness Events occurred during the monthly period covered by this Certificate (including the name of the maker of the respective Broker Notes, the Forgiveness Amount for the respective Broker Notes and the date on which the Forgiveness Event occurred).

Payment Events

The aggregate Payment Amount with respect to all Payment Events that occurred during the monthly period covered by this Broker Notes Certificate is $__________.

Schedule II to this Broker Notes Certificate is a true and correct list of all Broker Notes with respect to which Payment Events occurred during the monthly period covered by this Certificate (including the name of the maker of the respective Broker Notes, the Payment Amount for the respective Broker Notes, the event (termination, etc.) that gave rise to such Payment Event and the date on which the Payment Event occurred).

Broker Events

The aggregate Broker Amount with respect to all Broker Events that occurred during the monthly period covered by this Broker Notes Certificate is $__________.

Schedule III to this Broker Notes Certificate is a true and correct list of all Broker Notes with respect to which Broker Events occurred during the monthly period covered by this Certificate (including the name of the maker of the respective Broker Notes, the Broker Amount for the respective Broker Notes, the amount of any Acceleration Amount with respect to such Broker any such Broker Note, the event (death, Insolvency Event or termination) that gave rise to such Broker Event and the date on which the Broker Event occurred).

The aggregate Acceleration Amount with respect to all Broker Events that occurred during the monthly period covered by this Broker Notes Certificate is $__________.

Schedule IV to this Broker Notes Certificate sets forth, for each Acceleration Amount for each Broker Event that occurred during the monthly period covered by this Broker Notes Certificate, such Acceleration Amount, the Broker Note to which such Acceleration Amount relates, the date on which the first installment of such Acceleration Amount is payable and the amount of each Monthly Installment for such Acceleration Amount.

IN WITNESS WHEREOF, the undersigned has caused this Broker Notes Certificate to be duly executed as of the __ day of _____, 20__.

__________________________
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